MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this "**Agreement**") is made as of the [14] day of [June] 2004, by and among Nisko Projects Electronics and Communications (1990) Ltd., a corporation duly incorporated in Israel with offices in 2A, HaBarzel St., Tel-Aviv, Israel (the "**Nisko**") and iPoint Media Ltd., a corporation duly incorporated in Israel with offices in 2A, HaBarzel St., Tel-Aviv, Israel ("**iPoint**").

RECITALS

WHEREAS, iPoint wishes to engage and retain Nisko to provide certain management services; and

WHEREAS, Nisko is willing to utilize its knowledge and experience in order to provide iPoint with such management services on the terms and subject to the conditions hereunder set forth.

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1 THE ENGAGEMENT; THE MANAGEMENT SERVICES

1.1 The Engagement. iPoint hereby engages and retains Nisko to perform the Management Services (as such term is hereinafter defined), and Nisko hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to provide to iPoint such Management Services.

As Used in this Agreement, the term "**Management Services**" shall mean the services described in Exhibit A.

1.2 Company's Cooperation. iPoint will cooperate with Nisko, and will promptly provide Nisko with all pertinent materials and requested information in order to enable Nisko to perform the Management Services pursuant to this Agreement.

1.3 Non-Exclusivity. Nothing in this Agreement shall preclude Nisko from providing management services to any other person or entity.

2 EXPENSES AND COMPENSATION

2.1 Fees. In consideration for the Management Services, iPoint shall pay Nisko a fee of US$ 8,500 (eight thousand and five hundreds US dollars) plus VAT per month (the "**Fee**"). The Fee shall be paid by iPoint on the first business day of each calendar month against issuance by Nisko of an appropriate invoice.

2.2 Exclusivity of Compensation. This Section 2 shall constitute the full consideration and compensation to which Nisko shall be entitled in respect of the Management Services rendered pursuant to this Agreement. Nisko agrees that other than the consideration under this Agreement, Nisko will not be entitled to any other form of payment for the Management Services (whether monetary or otherwise), unless agreed upon otherwise between the parties in writing.

3 RELATIONSHIP OF THE PARTIES

3.1 It is a principle term of this Agreement, agreed to and understood by the parties hereof, that in performing the Management Services under this Agreement Nisko is acting for iPoint as and only as an independent contractor. The parties do not intend, and this Agreement and the performance hereunder shall not be construed to give effect to any employment, partnership, joint-venture or agency relations between the parties or between iPoint and any person acting on behalf of Nisko and/or engaged by Nisko in the performance of the Management Services. Nisko is fully responsible for and will bear and pay all payments due to its employees, sub-contractors and anyone acting on its behalf in connection with or in the performance of the Management Services. Nisko, unless otherwise specifically specified herein, shall bear and pay all its costs and expenses incurred in the course of its activities under this Agreement.

3.2 Nisko has no authority to: (i) bind iPoint in any way; or (ii) make any statements or representations on behalf of iPoint regarding any matter, except to the extent explicitly authorized by iPoint in writing.

4 SUFFICIENCY AND QUALITY OF MANAGEMENT SERVICES; LIMITATION OF LIABILITY

4.1 IPOINT HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, NEITHER NISKO NOR ANY AGENT OR REPRESENTATIVE THEREOF MAKES ANY EXPRESS OR IMPLIED REPRESENTATIONS, WARRANTIES, GUARANTIES, PROMISES, OR STATEMENTS RELATING TO THE MANAGEMENT SERVICES, INCLUDING, WITHOUT LIMITATION, AS TO THE SUFFICIENCY OR QUALITY THEREOF.

4.2 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY NATURE OR KIND WHATSOEVER AND UNDER ANY THEORY OF LAW (WHETHER IN CONTRACT, TORT, OR OTHERWISE), INCLUDING BUT NOT LIMITED TO LOST PROFITS OR FOR COST OF SUBSTITUTE SERVICES, IN CONNECTION WITH THIS AGREEMENT AND THE PERFORMANCE THEREOF, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

4.3 NISKO'S AGGREGATE LIABILITY HEREUNDER FOR ALL DAMAGES ARISING UNDER OR RELATING TO THIS AGREEMENT NOTWITHSTANDING THE THEORY OF LAW (E.G., WHETHER IN CONTRACT, TORT, OR OTHERWISE) WILL BE LIMITED TO THE TOTAL PERIODICAL FEES ACTUALLY PAID BY IPOINT IN THE PRECEDING SIX (6) MONTH PERIOD.

5 TERM AND TERMINATION

5.1 The term of this Agreement shall commence as of the date hereof and shall continue in effect unless earlier terminated by either of the parties upon thirty (30) days' written notice to the other party. Such termination will be without prejudice to any right or remedy either iPoint or Nisko might have as a result of this Agreement or due to a failure of the other party to perform its obligations under this Agreement.

5.2 iPoint may terminate this Agreement immediately (i) in case of a material breach by Nisko or by anyone acting on its behalf of any of its obligations; (ii) in the event of bankruptcy, insolvency or receivership proceedings shall have started against Nisko; (iii) in the event that an assignment for the benefit of Nisko's creditors is being negotiated or discussed or a petition shall have been filed for the appointment of a trustee, liquidator or receiver to Nisko or to substantial part of Nisko's assets, temporary or permanent.

6 MISCELLANEOUS

6.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart and all of which together shall constitute one and the same instrument.

6.2 Entire Agreement. This Agreement contains and expresses all the representations and understandings between the parties prior to the execution hereof and no plea concerning any such representation or understanding as aforesaid which is not mentioned in the agreement shall be admissible.

6.3 Amendment and Waiver. Amendments to this Agreement shall not be binding unless executed in writing by all parties hereto. Any waiver by any of the parties hereto of any of its rights or any modification of such rights shall be ineffective unless made in writing by the parties' authorized representatives.

6.4 Delays. Should a party hereto not exercise any of its rights pursuant to the agreement or by law or delay in the exercise of such a right, such shall not be deemed a waiver of the said right.

6.5 No Obligations to Third Parties. The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person or entity other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate the parties to any person or entity other than the parties to this Agreement.

6.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms

6.7 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Israel. Any disputes arising in connection with this Agreement or the execution thereof shall be exclusively submitted to the competent Court of Law in Tel-Aviv, Israel, which Court shall have sole jurisdiction with respect to the resolution of such disputes.

6.8 Notices, Etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth in the preamble to this Agreement.

IN WITNESS WHEREOF, THE PARTIES HAVE HEREUNTO EXECUTED THIS AGREEMENT ON THE DATE SET OUT ABOVE:

iPoint Media Ltd.	**Nisko Projects Electronics and Communications Ltd.**
By:	By:
Title:	Title:

C:\WINDOWS\TEMP\G2527.DOC

Exhibit A

Description of Management Services

1. Location of new business opportunities;

2. Business development.

3. General assistance and advice to iPoint's CEO.